EXHIBIT 23.1
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               Consent of Independent Certified Public Accountants


We consent to the use in this Annual Report on Form 10-KSB of ZAP of our report dated March 28, 2003, relating to the financial statements of ZAP and Subsidiaries, which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report.



/s/ Odenberg Ullakko Muranishi & Co., LLP


Odenberg Ullakko Muranishi & Co., LLP
San Francisco, CA
March 28, 2003